UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC 20007

(Address of principal executive offices)             (ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

InPhonic Announces the Sale of Secondary Shares in Conjunction with Debt Financing

InPhonic, Inc. (NASDAQ:INPC), a leading online seller of wireless services and products, today announced that in conjunction with the recently announced $100 million debt financing a group of InPhonic shareholders sold secondary shares to multiple participants in the debt financing in a private transaction at a price discounted to market. David Steinberg, CEO, and Lawrence Winkler, CFO participated in this group. Mr. Steinberg, through vehicles set up for trusts and estate purposes, sold 450,000 InPhonic shares and Mr. Winkler sold 100,000 InPhonic shares. These sales were one-time private transactions and neither Mr. Steinberg nor Mr. Winkler has any plan to sell additional InPhonic shares in the foreseeable future. Mr. Steinberg continues to own approximately 5 million InPhonic shares, total options, and restricted units in the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ David A. Steinberg
Name: David A. Steinberg Title: Chairman and Chief Executive Officer

Date: November 9, 2006